As filed with the Securities and Exchange Commission on January 31, 2001
                                                Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   ADIRONDACK PURE SPRINGS MT. WATER CO., INC.
             (Exact name of Registrant as specified in its charter)

               New York                                    11-3377469
     (State or other jurisdiction                       (I.R.S. employer
    of incorporation or organization)                  identification no.)

        125 Michael Drive - Suite 101
             Syosset, New York                                 11791
   (Address of principal executive offices)                 (Zip Code)


 Consulting Agreement between the Registrant and American Equity Financing, Inc.
                            (Full title of the plans)

                          Mr. David Sackler, President
                          125 Michael Drive - Suite 101
                             Syosset, New York 11791
                     (Name and address of agent for service)

                                 (516) 921-7288
           Telephone number, including area code, of agent for service

                                    Copy to:
                             Frank J. Hariton, Esq.
                              1065 Dobbs Ferry Road
                          White Plains, New York 10607
                                 (914) 674-4373
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

                         CALCULATION OF REGISTRATION FEE
=================================================================================================
                                                Proposed         Proposed
                                                 Maximum          Maximum            Amount of
  Title of Securities to     Amount to be         Price          Aggregate         Registration
       be registered          Registered       Per Share*      Offering Price*          Fee**
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
       Common Stock,
         par value
         $.01 per
           share               660,000            $0.20           $132,000            $33.00
=================================================================================================

* Calculated pursuant to Rule 457. The value in the contract is assumed, for this purpose, to be the fair value of the stock.

** Calculated pursuant to Rule 457(h).

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) Adirondack Pure Springs Mt. Water Co., Inc.'s (the "Company") Annual Report on Form 10-KSB for the year ended February 29, 2000, filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Company's Quarterly Reports on Form 10-QSB, as amended, for the quarter ended May 31, 2000, August 31, 2000 and November 30, 2000.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(d) Form 10SB amendment, filed September 7, 2000, which contains a description of the Company's Common Stock.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         Frank J. Hariton, Esq. owns: (i) 50,000 shares of the Company's common stock; (ii) 800 of the Company's redeemable warrants; and (iii) 60,000 common stock purchase options exercisable at $0.03.

Item 6.           Indemnification of Directors and Officers.

         Section 721 of the New York Business Corporation Law provides that the indemnification and advancement of expenses of directors and officers may be provided by the certificate of incorporation or by-laws of a corporation, or when authorized by the certificate of incorporation or by-laws, a resolution of shareholders, a resolution of directors or an agreement providing for indemnification (except in cases where a judgment or other final adjudication establishes that such acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated or that a person personally gained in fact a financial profit or other advantage to which he was not legally entitled).

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

         Section 722 of the New York Business Corporation Law provides that a corporation may indemnify any person made, or threatened to be made, a party of an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other entity which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any other capacity, against judgments, fines, amounts paid in settlement and reasonable expenses if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal acts or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 722 of the New York Business Corporation Law also states that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other entity at the request of the corporation, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, employee benefit plan or other entity, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect to a threatened or pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court determines the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Section 726 of the New York Business Corporation Law provides that a corporation shall have the power to purchase and maintain insurance for indemnification of directors and officers. However, no insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer for a judgment or a final adjudication adverse to the insured director or officer if (i) a judgment or other final adjudication establishes that his acts of active and deliberate dishonesty were material to the cause of action adjudicated or that he personally gained a financial profit or other advantage to which he was not legally entitled or (ii) if prohibited under the insurance law of New York.

         Section 724 of the New York Business Corporation Law provides that indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 (a) of the New York Business Corporation Law notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders.

         The By-Laws of the Registrant provide for indemnification as follows:

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

                  The corporation shall indemnify any person made, or threatened to be made, a party to an action other than one by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or his testator or intestate is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director, or officer, of the corporation served in any capacity at the request of the corporation, by reason of the fact that he or his testator or intestate is or was a director or officer of the corporation, or served such other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as set forth in the Business Corporation Law.

         The Certificate of Incorporation of the Registrant, as amended, provides for indemnification as follows:

                  The personal liability of the directors to the Corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated, provided, however, that, if a judgment or other final adjudication adverse to such director establishes that such directors acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that such director in fact personally gained a financial profit or other advantage to which such

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

         director was not legally entitled, or that such directors acts violate
         Section 719 of the Business Corporate Law, the elimination of personal liability shall not apply

         The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

Item 7.           Exemption from Registration Claimed.

         No "restricted securities," as defined in the instructions to Form S-8, are being offered hereby.

Item 8.           Exhibits.

4.l - Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form 10-SB, as amended September 7, 2000 (the "Form 10-SB").

4.2 - Certificate of Amendment to the Certificate of Incorporation, dated October 9, 1998. Incorporated by reference to Exhibit 2.2 to the Form 10-SB.

4.3- By-laws of Registrant. Incorporated by reference to Exhibit 2.3 to the Form 10-SB.

4.4 -    Specimen Stock Certificate.

5.1 -    Opinion of Frank J. Hariton, Esq.

23.01 -  Consent of Frank J. Hariton, Esq. (included in Exhibit 5.01).

23.02 -  Consent of Simon Krowitz Bolin & Associates, P.A.

24.01 -  Power of Attorney (contained on signature page)

99.01 - Consulting Agreement between the Registrant and American Equity Financing, Inc.

Item 9.           Undertakings.

         (a)      The undersigned Company hereby undertakes:

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

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post_ effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Syosset and State of New York, on the 30th day of January, 2001.

                                     ADIRONDACK PURE SPRINGS MT. WATER CO., INC.


                                     By: /s/ DAVID SACKLER
                                         ---------------------------------------
                                         David Sackler, President


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Sackler, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                 Director, Chief Executive Officer and President
                         (Principal Executive Accounting
/s/ DAVID SACKLER            and Financial Officer)             January 30, 2001
---------------------------
David Sackler


/s/ DAVID MILLER                     Director                   January 30, 2001
---------------------------
David Miller


                                     Director                   January   , 2001
---------------------------
Ronald Berk


/s/ NICK NAMIT                       Director                   January 30, 2001
---------------------------
Nick Namit

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